                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                           PER-SE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                   (Per-Se Logo)

                                 April 10, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") to be held at 10:00 a.m. on Thursday, May 4, 2000, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309.

     At the Annual Meeting, seven people will be elected to the Board of Directors. The Board of Directors recommends that you vote FOR the election of the seven nominees named in the Proxy Statement.

     In addition, the Company will ask the stockholders to approve increases in the numbers of shares authorized under two of the Company's stock option plans. The Board has determined that the proposed increases are in the best interests of the Company and its stockholders and has unanimously approved the increases. The Board recommends that you vote FOR the proposed increases.

     Your vote is very important. Please vote by telephone, over the Internet or by completing and signing the proxy card and mailing it back even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your proxy. Your prompt cooperation will be greatly appreciated.

                                    Sincerely,

                                    /s/ Allen W. Ritchie
                                    Allen W. Ritchie
                                    President and Chief Executive Officer

Per-Se Technologies, Inc.   770/444-5300
2840 Mt. Wilkinson Parkway  877/73 PER-SE toll free
Atlanta, Georgia 30339      www.per-se.com

                                                                   (Per-Se Logo)

                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 2000

                             ---------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Per-Se Technologies, Inc. (the "Company") will be held at 10:00 a.m. on Thursday, May 4, 2000, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, for the following purposes:

          (1) To elect seven (7) directors;

          (2) To increase by 3,000,000 shares the number of shares of the Company's common stock reserved for issuance under the Company's Second Amended and Restated Stock Option Plan;

          (3) To increase by 250,000 shares the number of shares of the Company's common stock reserved for issuance under the Company's Non-Employee Director Stock Option Plan; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 20, 2000, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Randolph L. M. Hutto
                                          Randolph L. M. Hutto
                                          Executive Vice President,
                                          General Counsel and
                                          Secretary
Atlanta, Georgia
April 10, 2000

     PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE REFER TO YOUR SPECIFIC VOTING INSTRUCTIONS ON THE ENCLOSED PROXY OR VOTING INSTRUCTIONS CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 2000

                              GENERAL INFORMATION

     The enclosed form of proxy is solicited by the Board of Directors (the "Board") of Per-Se Technologies, Inc. (the "Company" or "Per-Se"), which has its principal executive offices at 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339, for use at the annual meeting of stockholders to be held at 10:00 a.m. on Thursday, May 4, 2000, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, and any adjournment thereof. It is anticipated that this proxy statement ("Proxy Statement") and the accompanying proxy will first be mailed to stockholders on or about April 10, 2000.

     Only stockholders of record as of the close of business on March 20, 2000 (the "Record Date"), will be entitled to vote at the annual meeting. As of that date, the Company had outstanding 29,868,185 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. The Company effected a 1-for-3 reverse split of the Common Stock on November 23, 1999. The numbers of shares, per share amounts and market prices of the Common Stock set forth herein are presented on a post-split basis, except where specifically indicated otherwise.

     When a proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted according to the recommendations of the Board. The Board recommends a vote FOR each of the nominees and FOR both of the other proposals described herein and in the notice of the annual meeting of stockholders attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the annual meeting and elects to vote in person, any previously executed proxy is thereby revoked, except that beneficial owners who hold their stock in street name cannot revoke their proxies in person at the meeting because the stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, such beneficial owners should contact their brokers or other agents before the annual meeting to determine whether they can do so.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Restated By-laws (the "By-laws"), provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present, and thus will have the effect of a vote against a proposal that requires the affirmative vote of a majority of the votes cast by the stockholders of Common Stock present in person or by proxy and entitled to vote thereon. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions may be specified on all proposals other than the election of directors, and will have no effect on the vote for election of directors. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

     Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please check your proxy or voting instructions card to see which specific voting methods are available to you. Voting instructions are included on the proxy or voting instruction card. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote and to allow stockholders to confirm that their instructions have been properly recorded.

     Beginning this year, most stockholders can elect to view future proxy statements, annual reports and other stockholder communications over the Internet instead of receiving paper copies in the mail. This will help reduce the Company's printing and postage costs, and is more environmentally friendly. Information about making that election is available by following the instructions on your proxy card, or by following the prompts if voting over the Internet or by telephone. Please consider making that election when voting your proxy.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Management of the Company and the Board recommend the election of the nominees listed below for the office of director to hold office until the next annual meeting and until their successors are elected and qualified. All of such nominees are members of the present Board. Each of such nominees was elected by the stockholders at the last annual meeting.

     The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the annual meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than seven directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes cast by stockholders present at the annual meeting in person or by proxy. With respect to the election of directors, votes may be cast or withheld for each nominee. Votes that are withheld will have no effect on the election of directors. Stockholders eligible to vote at the annual meeting do not have cumulative voting rights with respect to the election of directors.

                           MANAGEMENT OF THE COMPANY

DIRECTOR NOMINEES

     The Company currently has seven directors, all of whom hold office until the annual meeting of stockholders and until their successors are elected and qualified. All seven of the Company's directors are standing for reelection at the annual meeting.

     Set forth below is the name of each nominee for election to the Board. Also set forth below as to each nominee is his age, the year in which he first became a director, a brief description of his principal occupation and business experience during the past five years, directorships of certain companies presently held by him, and certain other information, which information has been furnished by the respective nominees.

  RODERICK M. HILLS
  Age 69
  Director since 1998

     Mr. Hills is Chairman and was formerly President of Hills Enterprises, Ltd. (formerly The Manchester Group Ltd.), a consulting firm, since 1987. He also has been a Partner in Hills & Stern, a law firm, since 1999. Mr. Hills also served as Vice Chairman of the Board of Directors of Oak Industries, Inc., a manufacturing firm, from 1989 through 1999. Mr. Hills served from September to November 1996 as Chairman of Federal-Mogul Corporation, an automotive parts manufacturing firm. Mr. Hills served as a Partner and/or Consultant to the law firms of Donovan, Leisure, Rogovin, Huge & Schiller; Shea & Gould; and Mudge, Rose, Guthrie, Alexander & Ferndon from 1989 until 1995. Mr. Hills served as Chairman of the Securities and Exchange Commission from 1975 to 1977 and as counsel to the President of the United States in 1975. Mr. Hills is also a Board member of Federal-Mogul Corporation and Waste Management, Inc.

  DAVID R. HOLBROOKE, M.D.
  Age 59
  Director since 1994

     Dr. Holbrooke has been the President and Chief Executive Officer of Advocates Rx, Inc., a medical management and healthcare venture development company, since 1995. From 1983 to 1995, Dr. Holbrooke served as President and Chief Executive Officer of Holbrooke & Associates. Dr. Holbrooke has a 25 year history of entrepreneurship, management, medical practice, and new business development experience in the healthcare services industry. He currently is active as a board member and investor in several privately held healthcare companies.

  DAVID E. MCDOWELL
  Age 57
  Director since 1996

     Mr. McDowell was appointed to the Board in May 1996 and has served as Chairman of the Board from October 1996 to the present. From October 1996 to July 1998, Mr. McDowell also served as Chief Executive Officer of the Company. From 1992 to 1996, he was President, Chief Operating Officer and a director of McKesson Corporation. McKesson is the world's largest distributor of pharmaceutical and healthcare products through McKesson Drug Company in the United States and Medis Health and Pharmaceutical Services, Inc. in Canada. Prior to 1992, Mr. McDowell served for over 25 years as a senior executive at IBM, including as a Vice President and President of the National Services Division.

  KEVIN E. MOLEY
  Age 53
  Director since 1999

     From November 1998 to December 1999, Mr. Moley was the Chairman of the Board of Patient Care Dynamics LLC, a lessor of computer hardware and software to physicians' offices. From January 1996 to March 1998, Mr. Moley was the President and CEO of Integrated Medical Systems, Inc., a leading provider of electronic connectivity among healthcare providers. From February 1993 to January 1996, Mr. Moley was Senior Vice President of PCS Health Systems, Inc., the largest pharmacy benefit management company in the healthcare industry. Mr. Moley served as Deputy Secretary, U.S. Department of Health and Human Services ("HHS") from November 1991 to January 1993, and as Assistant Secretary for Management and Budget of HHS from May 1989 to November 1991. Mr. Moley served from 1984 to 1988 in various senior management positions with the U.S. Health Care Financing Administration. Mr. Moley is also a member of the Board of Directors of Cephalon, Inc., Merge Technologies, Inc., and Innovative Clinical Solutions LLC.

  JOHN C. POPE
  Age 51
  Director since 1997

     Mr. Pope has been Chairman of PFI Group, a private investment group, since July 1994. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a manufacturer of locomotives and locomotive components. From April 1992 to July 1994, Mr. Pope was President, Chief Operating Officer and a Director of UAL Corporation and its subsidiary, United Airlines, Inc. Mr. Pope is also a member of the Board of Directors of Air Canada, Dollar Thrifty Automotive Group, Inc., Federal-Mogul Corporation, Wallace Computer Services, Inc., and Waste Management, Inc.

  ALLEN W. RITCHIE
  Age 42
  Director since 1998

     Mr. Ritchie was appointed to the Board in July 1998. Also, in July 1998, Mr. Ritchie became the Chief Executive Officer and President of the Company. In April 1998, he was appointed President and Chief

Operating Officer of the Company. From January to April, 1998, he was Executive Vice President and Chief Financial Officer of the Company. From 1991 to 1997, Mr. Ritchie served as a senior executive of AGCO corporation, including as President and a member of the Board of Directors. From 1979 to 1991, he was employed with Arthur Andersen & Co., where he was a partner in the Atlanta office.

  C. CHRISTOPHER TROWER
  Age 51
  Director since 1997

     Mr. Trower, a member of the Georgia and Kentucky bars, is engaged in the private practice of law. Since June 1997, he has been the owner of the Atlanta law firm of electriclaw.com. From 1988 to June 1997, Mr. Trower was a partner in the Atlanta law firm of Sutherland, Asbill & Brennan.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board (the "Audit Committee") which is composed of Roderick M. Hills, Chairman, Kevin E. Moley and C. Christopher Trower. The Audit Committee is responsible for meeting with the Company's auditors to review the Company's financial statements and internal accounting controls. The Audit Committee is also responsible for submitting recommendations to the Board regarding the Company's internal accounting controls. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company has a Compensation Committee of the Board (the "Compensation Committee") which is composed of John C. Pope, Chairman, David R. Holbrooke, M.D., and Kevin E. Moley. The Compensation Committee makes recommendations at least annually to the Board regarding the compensation of the officers of the Company. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     On October 21, 1999, the Company established a Governance Committee of the Board (the "Governance Committee") which is composed of David R. Holbrooke, M.D., Chairman, Roderick M. Hills, John C. Pope and C. Christopher Trower. The Governance Committee is responsible for reviewing and assessing the composition and performance of the Board, formulating policies with respect to corporate governance and serving as a nominating committee. The Governance Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     During 1999, the Board met four (4) times, the Audit Committee met five (5) times, the Compensation Committee met five (5) times and the Governance Committee met one (1) time. All of the directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 1999.

DIRECTORS' COMPENSATION

     In July 1997, the Company adopted a non-employee director compensation plan. The intent of this plan is to compensate non-employee members of the Board fairly for their talents and time spent on behalf of the Company. The plan provides both cash and equity compensation. The cash compensation consists of an annual retainer in the amount of $16,000, and a fee in the amount of $1,000 for each Board meeting attended. Each Board committee chairman also receives an annual retainer in the amount of $2,000, and a fee in the amount of $750 for each committee meeting attended, and each Board committee member other than a committee chairman receives a fee in the amount of $650 for each committee meeting attended. Equity compensation under the plan consists of an initial grant of 3,333 stock options (upon first election or appointment to the Board) and an annual grant of 666 stock options for each year of service thereafter. The stock option plan under which these options are granted is the Company's Non-Employee Director Stock Option Plan, as amended (the "Director Stock Option Plan"). Non-employee directors may elect to defer receipt and taxation of their cash fees and retainers by participating in the Company's Non-Employee Director Deferred Stock Credit Plan (the "Deferred Stock Credit Plan"). Deferral of taxation is accomplished under the Deferred Stock Credit Plan using a cash-based feature similar in substance to a restricted stock program

(i.e., the prospective economic benefit to each participant reflects the full market price per share of the Company's Common Stock, and varies with fluctuations in that price). The pay element is paid to the participant upon retirement from the Board.

     In addition, the Company reimburses each director for out-of-pocket expenses associated with each Board or committee meeting attended and for each other business meeting at which the Company has requested the director's presence.

     The Director Stock Option Plan was recently amended to increase the size of the initial grant (upon first election or appointment to the Board) and the size of the annual grant (once each year following the annual meeting of stockholders) from 3,333 stock options and 666 stock options, respectively, to 10,000 stock options in each instance, and to authorize a special grant of 10,000 stock options to each non-employee director eligible to participate in the Director Stock Option Plan as of February 24, 2000, such stock options to have an exercise price of $7.35625 per share, which is the average of the fair market values of the Common Stock for the five trading days prior to February 24, 2000, determined in accordance with the terms of the plan. The effectiveness of such increases and such special grant are, however, subject to and conditioned upon the approval by the stockholders of an increase in the number of shares reserved for issuance under the Director Stock Option Plan. See "Proposal to Increase Shares Under the Director Stock Option Plan."

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 15, 2000, by (i) each of the Company's directors, (ii) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 1999, and (iii) such directors and all executive officers as a group.

                                                               BENEFICIAL      PERCENT
NAME                                                          OWNERSHIP(1)     OF CLASS
----                                                          ------------     --------
Roderick M. Hills...........................................      2,333(2)          *
David R. Holbrooke..........................................     39,065(3)          *
David E. McDowell...........................................    240,249(4)          *
Kevin E. Moley..............................................      3,999(5)          *
John C. Pope................................................     14,867(6)          *
Allen W. Ritchie............................................    183,334(7)          *
C. Christopher Trower.......................................      4,167(8)          *
Philip M. Pead..............................................     93,889(9)          *
Wayne A. Tanner.............................................     50,222(10)         *
Randolph L. M. Hutto........................................     67,556(11)         *
William J. DeZonia, Jr......................................     77,519(12)         *
All executive officers and directors as a group (11
  persons)..................................................    777,200           2.6%

---------------

  *  Beneficial ownership represents less than 1% of the outstanding Common
     Stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
 (2) All shares are owned through a limited partnership, the Hills Family Trust. Includes 1,333 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (3) Includes 500 shares held in a bank account for the benefit of Dr. Holbrooke's son, a minor. Also includes 5,732 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (4) Includes 139,583 shares that are not currently outstanding, but which may be acquired upon the exercise of stock options granted under the Company's Second Amended and Restated Stock Option Plan, as amended (the "Restated Stock Option Plan"); does not include 70,000 shares that may be acquired under the Restated Stock Option Plan which are subject to an accelerated vesting schedule based on appreciation in the market value of the Common Stock.
 (5) Includes 3,999 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (6) Includes 3,201 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (7) Includes 150,001 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
 (8) Includes 1,666 shares held by a family member, for which Mr. Trower disclaims beneficial ownership. Also includes 2,267 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (9) Includes 3,333 shares held by a family member. Also includes 90,556 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.

(10) Includes 38,889 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
(11) Includes 3,333 shares held by Mr. Hutto in a 401(k) plan. Also includes 63,890 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.
(12) Includes 60,578 shares that are not currently outstanding, but which may be acquired under the Restated Stock Option Plan.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of December 31, 1999 concerning each person known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
NAME AND ADDRESS                                                OWNED(1)     OF CLASS
----------------                                              ------------   --------
Basil P. Regan and Regan Partners, L.P.(2)..................   3,958,930        13%
  6 East 43rd St., New York, New York 10017

---------------

(1) See Note (1) under "Management Common Stock Ownership."
(2) Includes 1,758,333 shares beneficially owned by Regan Partners, L.P. The information regarding Basil P. Regan and Regan Partners, L.P. is given in reliance upon a Schedule13G/A filed by such stockholders on January 20, 2000 with the Securities and Exchange Commission.

                CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (as of December 31, 1999) (collectively, the "named executive officers") for 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                           ANNUAL COMPENSATION       OTHER        SECURITIES
                                           -------------------       ANNUAL       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITIONS        YEAR    SALARY     BONUS      COMPENSATION     OPTIONS      COMPENSATION(1)
----------------------------        ----   --------   --------    ------------   ------------   ---------------
Allen W. Ritchie..................  1999   $299,991   $240,000           --         50,000          $10,862
  President and                     1998    271,154    150,000           --        316,666              425
  Chief Executive Officer           1997         --         --           --             --               --
Philip M. Pead....................  1999    256,155    205,000           --         66,666            8,704
  Executive Vice President and      1998    262,324    172,308           --        121,666            7,089
  Chief Operating Officer           1997    132,500    125,000           --         41,666*          54,299
Wayne A. Tanner...................  1999    248,000    200,000           --         33,333            8,543
  Executive Vice President and      1998     75,962     60,770(2)        --        116,666               68
  Chief Financial Officer           1997         --         --           --             --               --
Randolph L. M. Hutto..............  1999    250,000     56,828           --             --           12,080
  Executive Vice President and      1998    250,000     62,500           --         25,000           76,296(4)
  General Counsel                   1997    102,612    100,000(3)        --         83,333           28,560(4)
William J. DeZonia, Jr............  1999    213,926    100,000           --         16,666            6,132
  Senior Vice President and         1998    198,081     51,250           --         24,999            5,927
  Chief Compliance Officer          1997    181,538    130,000           --         58,082*           5,886

---------------

* Reflects the repricing, exchange and reissuance (restrike) of certain stock options outstanding as of April 25, 1997.
(1) Includes amounts paid by the Company on behalf of each named executive officer for matching 401(k) plan contributions, matching non-qualified deferred compensation plan contributions, and life, medical and dental insurance premiums.
(2) Reflects incentive compensation for 1998 guaranteed under Mr. Tanner's employment agreement.
(3) Reflects incentive compensation for 1997 guaranteed under Mr. Hutto's employment agreement.
(4) Includes pro rata forgiveness of debt pursuant to a loan from the Company to Mr. Hutto. In connection with his entering into a three-year employment agreement with the Company on July 28, 1997, the Company made a loan to Mr. Hutto in the amount of $100,000. This loan was forgiven on a pro-rata basis during the initial twelve months of the agreement.

STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted to each of the named executive officers during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                          VALUE AT
                                   ---------------------------------------------------      ASSUMED ANNUAL
                                     NUMBER      PERCENT OF                                    RATES OF
                                       OF          TOTAL                                      STOCK PRICE
                                   SECURITIES     OPTIONS                                  APPRECIATION FOR
                                   UNDERLYING    GRANTED TO     EXERCISE                    OPTION TERM(2)
                                    OPTIONS     EMPLOYEES IN   PRICE (PER   EXPIRATION   ---------------------
NAME                                GRANTED         1999       SHARE)(1)       DATE         5%          10%
----                               ----------   ------------   ----------   ----------   ---------   ---------
Allen W. Ritchie.................    50,000        8.8036%      $8.71875     10/21/10    $309,664    $807,843
Philip M. Pead...................    33,333        5.8690         10.875      7/29/10     257,495     671,749
                                     33,333        5.8690        8.71875     10/21/10     206,440     538,557
Wayne A. Tanner..................    33,333        5.8690        8.71875     10/21/10     206,440     538,557
Randolph L. M. Hutto.............        --            --             --           --          --          --
William J. DeZonia, Jr...........    16,666        2.9344         10.875      7/29/10     128,744     335,864

---------------

(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options may not be exercised later than 11 years, or earlier than six months, after the original date of grant.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

STOCK OPTION EXERCISES

     None of the named executive officers exercised any stock options during 1999. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 1999. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 1999.

         AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 1999             DECEMBER 31, 1999
                                   OPTIONS     VALUE     ---------------------------   ---------------------------
NAME                              EXERCISED   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ---------   --------   -----------   -------------   -----------   -------------
Allen W. Ritchie................     --         --         105,557        261,109          --             --
Philip M. Pead..................     --         --          68,334        161,664          --             --
Wayne A. Tanner.................     --         --          38,889        111,110          --             --
Randolph L. M. Hutto............     --         --          63,890         44,443          --             --
William J. DeZonia, Jr..........     --         --          57,245         42,502          --             --

                             EMPLOYMENT AGREEMENTS

     In November 1996, the Company and David E. McDowell, then the Company's Chairman and Chief Executive Officer, entered into a five-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. McDowell received a signing incentive of $500,000 and is to receive a base salary of at least $300,000 per year. Mr. McDowell is entitled to reimbursement of certain expenses, including housing and travel expenses, and is also entitled to receive an amount equal to any federal and state income taxes payable by him as a result of such expense reimbursement. Upon early termination of the agreement by the Company other than for cause or by Mr. McDowell for "good reason" or by either party for any reason following certain change in control events, the Company is obligated to pay Mr. McDowell his annual salary, to provide for the continued vesting of stock option awards described in the agreement and to provide for certain health insurance benefits to Mr. McDowell through November 19, 2001. Upon certain change in control events and a termination of the agreement by Mr. McDowell, the Company will pay to Mr. McDowell (in lieu of its obligation to make the foregoing payments of salary and to provide the foregoing benefits), a termination payment in periodic installments or a lump sum (at Mr. McDowell's option) equal to the salary that would have been payable to Mr. McDowell pursuant to the agreement from the date of termination until November 18, 2001, and an additional amount sufficient to make Mr. McDowell whole with respect to any tax which may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). A "change in control event" is generally defined in the agreement as the adoption of a plan of liquidation or approval of the dissolution of the Company, certain mergers and consolidations of the Company, the sale or transfer of substantially all of the Company's assets, certain changes in the composition of the Company's Board of Directors, or the acquisition of more than 30% of the Common Stock by any individual, entity, group or other person. Mr. McDowell also received options to purchase up to 270,000 shares of Common Stock. Mr. McDowell resigned as Chief Executive Officer of the Company on July 28, 1998, but still serves as Chairman of the Board.

     In October 1999, as a result of the separation of the positions of Chairman of the Board and Chief Executive Officer, the employment agreement between the Company and Mr. McDowell was amended to increase the term of the agreement to six years (beginning on the date of the amendment), to delete the provisions for payment of relocation expenses and tax gross-up amounts, to decrease the base salary to $100,000, and to provide for the continuation of Mr. McDowell's status as an employee of the Company under the Restated Stock Option Plan in the event of an early termination of the agreement.

     In July 1997, the Company and Randolph L. M. Hutto, the Executive Vice President, General Counsel and Secretary of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Hutto received a signing bonus of $100,000 (structured as a loan forgiven ratably over the initial 12 months of the agreement), and is to receive a base salary of $250,000 per year (subject to adjustments by any increases given in the normal course of business). Mr. Hutto also is entitled to an incentive compensation payment equal to 80% of his base salary, payable at the discretion of the Board; provided, however, that the payment of such incentive compensation for 1997 was guaranteed, and pro-rated based upon the number of months that Mr. Hutto was employed by the Company during 1997. Upon early termination of Mr. Hutto's employment by the Company other than for cause or by Mr. Hutto for "good reason," Mr. Hutto is entitled to elect a severance payment equal to the greater of two years of salary and benefit continuation, or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments. In the event Mr. Hutto's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. Mr. Hutto also received options to purchase up to 83,333 shares of Common Stock.

     In January 1998, the Company and Allen W. Ritchie, then the Executive Vice President and Chief Financial Officer of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Ritchie is to receive a base salary of $300,000 per year, subject to adjustments in the normal course of business, and he is entitled to an incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Ritchie's employment by the Company other than for cause or by Mr. Ritchie for "good reason," Mr. Ritchie is entitled to elect a severance payment equal to two years of salary and benefit continuation, or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments. In the event Mr. Ritchie's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. Mr. Ritchie also received options to purchase up to 100,000 shares of Common Stock. In April 1998, Mr. Ritchie was appointed President and Chief Operating Officer of the Company. In July 1998, Mr. Ritchie was promoted to Chief Executive Officer and President of the Company, and became a member of the Board.

     Effective September, 1998, the Company and Wayne A. Tanner, the Executive Vice President and Chief Financial Officer of the Company, entered into a three-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Tanner is to receive a base salary of $250,000 per year, subject to adjustments in the normal course of business, and he is entitled to an incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Mr. Tanner's incentive compensation is guaranteed for the first twelve (12) months of his employment, pro-rated between 1998 and 1999 based on the number of months he is employed by the Company during each such year. Upon early termination of Mr. Tanner's employment by the Company other than for cause or by Mr. Tanner for "good reason," Mr. Tanner is entitled to elect a severance payment equal to two years of salary and benefit continuation, or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments. In the event Mr. Tanner's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two years of salary, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors. Mr. Tanner also received options to purchase up to 66,666 shares of Common Stock.

     In June 1999, PST Products, Inc., a wholly-owned subsidiary of the Company, and Philip M. Pead, the Executive Vice President and Chief Operating Officer of the Company, entered into a two-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. Pead is to receive a base salary of $250,000 per year (subject to adjustments by any increases given in the normal course of business). Mr. Pead also is entitled to incentive compensation of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Pead's employment by the Company other than for cause or by Mr. Pead for "good reason," Mr. Pead is entitled to a severance payment equal to his then current monthly salary multiplied by the greater of (i) the number of months remaining in the initial term of the agreement or (ii) twelve, in each case excluding any incentive bonus payments. In the event Mr. Pead's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two times the sum of (i) his then current annual base salary and (ii) the most recent incentive bonus payment received by him prior to such change in control. In addition, Mr. Pead is entitled to receive payments for 18 months following termination for continuation of healthcare coverage at pre-termination levels. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors.

     In June 1999, PST Services, Inc., a wholly-owned subsidiary of the Company, and William J. DeZonia, Jr., the Senior Vice President and Chief Compliance Officer of the Company, entered into a two-year employment agreement which contains certain non-competition, non-solicitation and change in control provisions. Pursuant to that agreement, Mr. DeZonia is to receive a base salary of $215,000 per year (subject to adjustments by any increases given in the normal course of business). Mr. DeZonia also is entitled to incentive compensation of up to 75% of his base salary, payable at the discretion of the Board. Mr. DeZonia also received options to purchase up to 16,666 shares of Common Stock. Upon early termination of Mr. DeZonia's employment by the Company other than for cause or by Mr. DeZonia for "good reason," Mr. DeZonia is entitled to a severance payment equal to his then current monthly salary multiplied by the greater of (i) the number of months remaining in the initial term of the agreement or (ii) twelve, in each case excluding any incentive bonus payments. In the event Mr. DeZonia's employment by the Company is terminated in connection with a change in control of the Company, he is entitled to receive a severance payment equal to two times the sum of (i) his then current annual base salary and (ii) the most recent incentive bonus payment received by him prior to such change in control. In addition, Mr. DeZonia is entitled to receive payments for 18 months following termination for continuation of healthcare coverage at pre-termination levels. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Company's Board of Directors.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% percent of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee of the Board which, is composed of John C. Pope, Chairman, David R. Holbrooke, M.D., and Kevin E. Moley. Each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an "outside director" as provided for in Section 162(m) of the Code. There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Each executive officer's compensation is determined annually by the disinterested members of the Board based upon the recommendations of the Compensation Committee. As of the date hereof, the Compensation Committee consists of the three Board members whose names appear below. The Compensation Committee also receives input from the Chief Executive Officer regarding compensation of all executive officers other than the Chief Executive Officer, who considers the same criteria as those considered by the Compensation Committee, as described below.

     Compensation Components and Philosophy. The components of the Company's executive compensation program consist of base salaries, benefits and perquisites, cash bonuses, stock options and other long-term incentives. The Company's compensation program is structured and administered to support the Company's business mission, which is to develop an organization that efficiently and effectively delivers technology-enabled business management services, financial and clinical software solutions and Internet-enabled connectivity and e-health solutions to healthcare providers, and generates favorable returns for its stockholders in the process. The program is designed to provide base salaries that represent competitive compensation for the Company's executive officers, and incentive compensation and long-term incentives that motivate the Company's executive officers to achieve strategic business objectives over the long-term.

     Base Salary. Each executive officer's base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. In addition to competitive compensation information, the Compensation Committee evaluates certain qualitative factors, such as the Chief Executive Officer's and the Compensation Committee's perceptions of each executive officer's performance (i.e., experience, responsibilities assumed, demonstrated leadership ability and overall effectiveness) during the preceding year. Other factors considered by the Compensation Committee in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities than the particular executive, inflation, the performance of the executive's division or group in relation to established operating budgets, and the Company's guidelines for salary increases to non-executive employees which are determined as a part of the Company's annual budgeting and planning process. Additionally, for executive officers, compensation arrangements are often set forth in employment contracts with specified terms.

     Cash Bonus Awards. Each executive officer is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of each fiscal year in connection with the Company's preparation of its annual operating budget for such year. Consistent with the Company's compensation philosophy, under the incentive compensation plan, the Chief Executive Officer and each Executive Vice President of the Company may receive a bonus for a given year amounting to a maximum of 80% of such executive's base salary.

     Stock Option Awards. The Company maintains stock option plans which are designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans by the Compensation Committee. Executive officers, including the Chief Executive Officer, are eligible to receive options under these plans. To encourage long-term performance, executive options typically vest over a three-year period and remain outstanding for eleven years.

     In making its decisions to approve stock option awards to executives, the Compensation Committee evaluates the Company's consolidated profitability for the year, the Company's growth plans, the desirability of long-term service from an executive, the number of options held by other executives in the Company with similar responsibilities as the executive at issue, and the amount and terms of options already held by the executive.

     Deductibility of Certain Compensation. Section 162(m) of the Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million in any taxable year that is paid to the corporation's chief executive officer or to the four other most highly compensated executive officers. The Compensation Committee has considered the provisions of Section 162(m) and the Restated Stock Option Plan was amended in 1996 to make certain sections of the plan compatible with that provision of the Code, while maintaining the Compensation Committee's flexibility to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. No named executive received compensation in 1999 that will be subject to the Section 162(m) limitation on deductibility.

     Chairman of the Board Compensation. Effective October 31, 1996, David E. McDowell was appointed Chairman and Chief Executive Officer of the Company. In connection with that appointment, the Compensation Committee determined that the best interests of the Company's stockholders would be served by the procurement from Mr. McDowell of an employment agreement, the terms of which are described elsewhere in this Proxy Statement. Mr. McDowell resigned from his position as Chief Executive Officer of the Company on July 28, 1998, but remains Chairman of the Board. In October 1999, as a result of the separation of the positions of Chairman of the Board and Chief Executive Officer, the employment agreement between the Company and Mr. McDowell was amended to increase the term of the agreement to six years (beginning on the date of the amendment), to delete the provisions for payment of relocation expenses and tax gross-up amounts, to decrease the base salary to $100,000, and to provide for the continuation of Mr. McDowell's status as an employee of the Company under the Restated Stock Option Plan in the event of an early termination of the agreement.

     Chief Executive Officer Compensation. Effective July 28, 1998, Allen W. Ritchie was appointed Chief Executive Officer and President of the Company. Mr. Ritchie served as President and Chief Operating Officer of the Company from April to July 1998, and as Executive Vice President and Chief Financial Officer from January to April 1998. In connection with his initial position as Executive Vice President and Chief Financial Officer, the Compensation Committee determined that the best interests of the Company's stockholders would be served by the procurement from Mr. Ritchie of an employment agreement, the terms of which are described elsewhere in this Proxy Statement. In 1999, the Compensation Committee granted Mr. Ritchie options to acquire 50,000 shares of Common Stock, and Mr. Ritchie was awarded an annual cash bonus for 1999 in the amount of $240,000, in each case to recognize his continued contributions toward achieving the Company's strategic and financial objectives.

                                          COMPENSATION COMMITTEE
                                          John C. Pope, Chairman
                                          David R. Holbrooke, M.D.
                                          Kevin E. Moley

April 10, 2000

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return (assuming the reinvestment of dividends) on the Common Stock compared to the return of the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market(R) (U.S. Companies) (the "Nasdaq Composite") and the Company's peer group indices for the periods indicated. The graph reflects the investment of $100 on December 31, 1994 in the Common Stock, the Nasdaq Composite and the Company's peer group indices. The Company's former peer group consisted of the following companies: ADAC Laboratories, Cerner Corporation, IDX Systems Corporation, McKesson HBOC, Inc., National Data Corporation, and Shared Medical Systems Corporation (the "1999 Peer Group"). The Company's current peer group index consists of the following companies: Cerner Corporation, IDX Systems Corporation, InfoCure Corporation, National Data Corporation, and QuadraMed Corporation (the "2000 Peer Group"). In revising the Company's former peer group index, management of the Company took into consideration a number of factors, including a reevaluation of the business activities of companies in the former peer group, and an evaluation of the mix of business activities of other companies that provide solutions to healthcare providers, and selected a group of companies that management believes best reflects the Company's business (technology-enabled business management services, financial and clinical software solutions and Internet-enabled connectivity and e-health solutions for healthcare providers).

                                               PER-SE            NASDAQ COMPOSITE       1999 PEER GROUP        2000 PEER GROUP
                                               ------            ----------------       ---------------        ---------------
December 1994                                  100.00                 100.00                 100.00                 100.00
December 1995                                  159.14                 141.35                 145.28                 137.45
December 1996                                   48.12                 173.90                 159.08                 168.93
December 1997                                   27.96                 213.08                 231.02                 225.21
December 1998                                   14.11                 300.19                 293.68                 289.43
December 1999                                   12.05                 545.75                 110.70                 350.26

Source: Hewitt Associates L.L.C.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        PROPOSAL TO INCREASE SHARES UNDER THE RESTATED STOCK OPTION PLAN
                                  (PROPOSAL 2)

     The Board has approved and recommends to the stockholders that they approve a proposal to increase the number of shares of Common Stock reserved for issuance under the Company's Second Amended and Restated Stock Option Plan, as amended (the "Restated Stock Option Plan"), from 2,652,152 shares to 5,652,152 shares, which is an increase of 3,000,000 shares. (The 2,652,152 shares currently reserved include 860,628 options which have been granted, exercised and converted into Common Stock. As of March 15, 2000, pursuant to the Restated Stock Option Plan, the Company had outstanding 1,767,386 options to purchase shares of Common Stock, and 24,138 options remaining available for grant. Therefore, in the event that the proposed increase is approved, 3,024,138 options would be available for grant under the Restated Stock Option Plan.)

     The proposed increase in shares under the Restated Stock Option Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" adoption of the proposed increase.

     The Board has determined that the proposed increase in shares under the Restated Stock Option Plan is in the best interests of the Company and its stockholders. The proposed increase would provide additional shares for grant to employees of the Company. The Board believes that grants of stock options are an effective method to attract and retain employees and that the availability of shares for future grants under the Restated Stock Option Plan is important to the Company's business prospects and operations.

     The following is a summary of the provisions of the Restated Stock Option Plan. This summary is qualified in its entirety by reference to such plan.

     Summary Description of the Restated Stock Option Plan. The purpose of the Restated Stock Option Plan is to serve as an incentive to encourage stock ownership by employees of the Company and its subsidiaries, so that they may acquire or increase their proprietary interest in the Company and share in the success of the Company, and to encourage them to remain in the employ of the Company. All options granted under the Restated Stock Option Plan are non-qualified (nonstatutory) stock options. The only persons eligible to receive grants of stock options under the Restated Stock Option Plan are the key employees of the Company and its subsidiaries, as determined by the Compensation Committee. As of March 15, 2000, approximately 113 employees of the Company held options under the Restated Stock Option Plan, with exercise prices per share ranging from $6.00 to $75.00. In 1999, an aggregate of 216,664 of such options were granted to seven key employees of the Company, including four of the named executive officers. The Restated Stock Option Plan was first approved by the stockholders of the Company in 1991. Since its inception, the number of shares reserved for issuance under the Restated Stock Option Plan has been increased five times, in each instance with the approval of the Company's stockholders. The last such increase, approved in 1996, raised the number of reserved shares to its present level.

     The Restated Stock Option Plan is administered by the Compensation Committee, all of the members of which are disinterested persons within the meaning of Rule 16b-3 of the Exchange Act. The Compensation Committee has the power to select option recipients and their allotments and to determine the price, terms and vesting schedule for the options granted. The exercise price of the options granted pursuant to the Restated Stock Option Plan is not less than the fair market value of the Common Stock on the date that the option is granted. The options typically vest one third per year over a three-year period and remain outstanding for eleven years. Options granted pursuant to the Restated Stock Option Plan may not be exercised more than eleven years, or earlier than six months, after the date of grant.

     If an optionee ceases to be an employee of the Company or any parent or subsidiary of the Company (other than as a result of death or disability or a change of control event, as described below) before the option is fully vested, then any unvested portion of the option is forfeited as of such employment termination date. If an optionee's employment with the Company is terminated by reason of death or disability during the term of an option, the unexercised portion of all outstanding options held by the optionee will become fully vested and immediately exercisable, and such optionee or his estate will have the right to exercise the options granted to him at any time within six months after the termination. Otherwise, an optionee will have the right to exercise his options at any time within three months after termination of such optionee's employment with the Company. An option granted under the Restated Stock Option Plan is exercisable only by the optionee or a permitted transferee, and is not transferable other than to immediate family members, family trusts or partnerships, 501(c)(3) entities, certain split interest trusts or pooled income funds, or by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order.

     The Restated Stock Option Plan provides that, upon the adoption of a plan of merger or consolidation of the Company with another corporation pursuant to which the Company's stockholders receive less than 50% of the voting stock of the surviving or resulting corporation, the adoption of a plan of liquidation or the approval of the dissolution of the Company, or the sale or transfer of substantially all of the assets of the Company, the unexercised portion of all outstanding options under the Restated Stock Option Plan will become fully vested and immediately exercisable, and will remain exercisable until the occurrence of such event, after which time all options not exercised will immediately terminate. In the event of any such occurrence, each optionee electing to exercise his outstanding options will have a right to sell to the Company, or the surviving or resulting corporation, the shares which the optionee received upon exercise of such options at a cash price equal to the fair market value of such shares or to receive such securities or other property delivered to stockholders in connection with such transaction by tendering the shares of Common Stock received upon exercise of such options in the transaction.

     The Restated Stock Option Plan further provides that, upon the sale or transfer of substantially all of the assets or stock of an operating subsidiary of the Company or the sale or transfer of substantially all of the assets of an operating division of the Company or its subsidiaries, the unexercised portion of all outstanding options held by optionees employed by the affected operating subsidiary or division who are being terminated from their employment will become fully vested and immediately exercisable until the earlier of the expiration of the respective terms of those options or six months following such termination of employment. In the event of any such occurrence, each affected optionee electing to exercise outstanding options will have the right to sell to the Company the shares which the optionee received upon exercise of such options at a price equal to the fair market value of such shares.

     The number of shares of Common Stock covered by the Restated Stock Option Plan, as well as the number of shares of Common Stock covered by outstanding options (and the per share purchase price thereof), are subject to adjustment by the Compensation Committee, without further action by stockholders, in the event of a stock dividend, stock split or certain other recapitalizations with respect to the Common Stock. The Compensation Committee may amend the Restated Stock Option Plan without further stockholder approval, except with respect to a material increase in the benefits accruing to participants, a material increase in the number of shares which may be issued or a material modification of the requirements for eligibility. No amendment may adversely affect any then outstanding option. Neither the Board nor the Compensation Committee has the authority to reprice any outstanding stock option.

     Estimate of Benefits. The benefits or amounts that will be received by or allocated to the named executive officers, all current executive officers and all other key employees under the Restated Stock Option Plan will not change as a result of the proposed increase, except that additional shares will be available for issuance under the Restated Stock Option Plan. Such benefits or amounts are not determinable because all awards are made at the discretion of the Compensation Committee. Information regarding awards to the Chief Executive Officer and the other named executive officers in 1999 is provided elsewhere in this Proxy Statement. See "Certain Information Regarding Executive
Officers -- Stock Option Grants."

     Federal Income Tax Consequences. An employee of the Company is not subject to any federal income tax upon the grant of an option pursuant to the Restated Stock Option Plan nor will the grant of an option result in an immediate income tax deduction for the Company.

     As a result of the exercise of an option, the employee generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the employee upon exercise over the option price. Such fair market value generally will be determined on the date the stock is transferred pursuant to the exercise.

     The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the employee when such ordinary income is recognized by the employee, provided the Company satisfies applicable federal income tax withholding requirements. The Company's deduction, however may be subject to disallowance under Section 162(m) of the Code if the employee's total compensation in the year of exercise of the option exceeds $1,000,000. The Compensation Committee has considered the provisions of Section 162(m) and the Restated Stock Option Plan was amended in 1996 to make certain sections of the plan compatible with that provision of the Code, while maintaining the Compensation Committee's flexibility to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives.

     Upon the sale or other taxable disposition of shares of Common Stock upon exercise of an option under the Restated Stock Option Plan, the optionee recognizes either a short-term or long-term capital gain or loss, depending on how long such stock was held.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
              INCREASE SHARES UNDER THE RESTATED STOCK OPTION PLAN

        PROPOSAL TO INCREASE SHARES UNDER THE DIRECTOR STOCK OPTION PLAN
                                  (PROPOSAL 3)

     The Board has approved and recommends to the stockholders that they approve a proposal to increase the number of shares of Common Stock reserved for issuance under the Company's Non-Employee Director Stock Option Plan, as amended (the "Director Stock Option Plan"), from 33,333 shares to 283,333 shares, which is an increase of 250,000 shares. (The 33,333 shares currently reserved include 1,465 options which have been granted, exercised and converted into Common Stock. As of March 15, 2000, pursuant to the Director Stock Option Plan, the Company had outstanding 24,657 options to purchase shares of Common Stock, and 7,211 options remaining available for grant. Therefore, in the event that the proposed increase is approved, 257,211 options would be available for grant under the Director Stock Option Plan.)

     The proposed increase in shares under the Director Stock Option Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" adoption of the proposed increase.

     The Board has determined that the proposed increase in shares under the Director Stock Option Plan is in the best interests of the Company and its stockholders. The proposed increase would provide additional shares for grant to eligible directors of the Company, and allow awards in amounts which the Board believes are closer to market level compensation. The Board believes that grants of stock options are an effective method to attract and retain on the Board qualified individuals who are not employees of the Company and to align the interests of those directors with the interests of the Company's stockholders, and that the proposed increase in shares under the Director Stock Option Plan is important to the Company's business prospects and operations.

     The following is a summary of the provisions of the Director Stock Option Plan. This summary is qualified in its entirety by reference to such plan.

     Summary Description of the Director Stock Option Plan. The purpose of the Director Stock Option Plan is to attract and retain individuals who are not employees of the Company to serve as directors of the Company, and to encourage such directors to acquire an increased proprietary interest in the Company. All options granted under the Director Stock Option Plan are non-qualified (nonstatutory) stock options. The only persons eligible to receive grants of stock options under the Director Stock Option Plan are members of the Board who are not and have not previously been employees of the Company or its affiliated group (as defined in Section 1504 of the Internal Revenue Code) ("Non-Employee Directors"). As of March 15, 2000, there were five Non-Employee Directors, holding an aggregate of 24,657 options under the Director Stock Option Plan with exercise prices ranging from $8.14 to $135 per share. The Director Stock Option Plan was first approved by the stockholders of the Company in 1995. The number of shares reserved for issuance under the Director Stock Option Plan has not previously been increased.

     The Director Stock Option Plan provides for initial grants (upon first election or appointment to the Board), annual grants (once each year following the annual meeting of stockholders) and special grants of stock options to Non-Employee Directors. In 1999, an aggregate of 6,663 stock options were granted to the Non-Employee Directors under the Director Stock Option Plan, at exercise prices per share ranging from $8.14 (in the case of the initial grant of 3,333 options to Mr. Moley) to $10.88 (in the case of the annual grants of 666 options to each of Messrs. Hills, Holbrooke, Moley, Pope and Trower). The Director Stock Option Plan was amended subsequent to those grants to increase the size of the initial grants and the size of the annual grants from 3,333 stock options and 666 stock options, respectively, to 10,000 stock options in each instance, and to authorize a special grant of 10,000 stock options to each Non-Employee Director eligible to participate in the Director Stock Option Plan as of February 24, 2000. If the recent increases in award amounts and the proposed increases in shares under the Director Stock Option Plan had been in effect in 1999, an aggregate of 110,000 stock options would have been granted to the Non-Employee Directors in 1999 (10,000 options to Mr. Moley as an initial grant, 50,000 options as annual grants, and an additional 50,000 options as the special grant). However, the exercise prices of all such options would be the same as for the 6,663 stock options actually granted to the Non-Employee Directors in 1999, for which, as of March 15, 2000, there was no positive spread between the exercise price and the last reported sale price of the Common Stock on Nasdaq.

     The Director Stock Option Plan is administered by the Board. The Board has no authority, discretion or power to select the Non-Employee Directors who receive options under the Director Stock Option Plan, or to set or re-set the exercise price of such options or the period within which such options may be exercised, except in the sense of administering the plan pursuant to its express terms. The Board has the authority to set the number of shares of Common Stock covered by options granted under the Director Stock Option Plan, to set the timing of such grants and to make special grants from time to time in addition to the initial and annual grants provided for pursuant to the express terms of the Director Stock Option Plan. Subject to the foregoing and the provisions of
Section 16(b) of the Exchange Act and Rule 16b-3 thereunder, the Board has the authority to interpret and construe the provisions of the Director Stock Option Plan and any agreements issued thereunder and make determinations pursuant to any Director Stock Option Plan provision or agreement.

     The exercise price of the options granted pursuant to the Director Stock Option Plan is the average of the fair market values of the Common Stock for the five trading days prior to the date of grant, and such price may be paid in cash, in Common Stock or a combination thereof. The options vest immediately upon grant, but are not exercisable until one year after the date of grant, except in the event of the termination of the optionee's service as a director by reason of retirement, total and permanent disability, or death, in which event all of the outstanding options held by such optionee become immediately exercisable. Options granted pursuant to the Director Stock Option Plan may not be exercised more than eleven years after the date of grant. An option granted under the Director Stock Option Plan is exercisable only by the optionee or a permitted transferee, and is not transferable other than to immediate family members, family trusts or partnerships, 501(c)(3) entities, certain split interest trusts or pooled income funds, or by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order.

     The Director Stock Option Plan provides that if the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property, or in the event of the acquisition, directly or indirectly, of the power to vote fifty percent (50%) or more of the outstanding shares of Common Stock by a person (not previously possessing such power), acting alone or in conjunction with others, or a tender or exchange offer is made for Common Stock other than by the Company, then the unexercised portion of all the outstanding options under the Director Stock Option Plan will become fully vested and immediately exercisable, and each optionee will have the right, upon exercise of the option and payment of the applicable exercise price, to receive, at the optionee's election, either the number of shares subject to the option or, except in limited circumstances, a cash payment equal to the fair market value of the remaining shares.

     The number of shares of Common Stock covered by the Director Stock Option Plan, as well as the number of shares of Common Stock covered by outstanding options (and the per share purchase price thereof), are subject to adjustment by the Board, without further action by stockholders, in the event of a stock dividend, stock split or certain other recapitalizations with respect to the Common Stock. The Board may amend the Director Stock Option Plan from time to time to the extent that the Board deems necessary or appropriate, except that the Board does not have the authority unilaterally to modify, amend or cancel any previously granted option without the consent of the optionee.

     Estimate of Benefits. The Director Stock Option Plan was recently amended to increase the size of the initial grants and the size of the annual grants from 3,333 stock options and 666 stock options, respectively, to 10,000 stock options in each instance, and to authorize a special grant of 10,000 stock options to each Non-Employee Director eligible to participate in the Director Stock Option Plan as of February 24, 2000. If the proposed increase is approved by the Company's stockholders, additional shares will be available for issuance under the Director Stock Option Plan to support such awards, and future awards under the Director Stock Option Plan will be made consistent with such provisions. The number of options that will be awarded to the Non-Employee Directors at future dates is not otherwise currently determinable, because the Board has the authority to set the number of shares of Common Stock covered by options granted under the Director Stock Option Plan, and to make special grants thereunder from time to time in addition to the initial and annual grants.

     Federal Income Tax Consequences. A Non-Employee Director is not subject to any federal income tax upon the grant of an option pursuant to the Director Stock Option Plan, nor will the grant of an option result in an immediate income tax deduction for the Company. As a result of the exercise of an option under the Director Stock Option Plan, the Non-Employee Director generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the Non-Employee Director upon exercise over the option price. Such fair market value generally will be determined on the date the stock is transferred pursuant to the exercise. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Non-Employee Director when such ordinary income is recognized by the Non-Employee Director, provided the Company satisfies applicable federal income tax withholding requirements.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
              INCREASE SHARES UNDER THE DIRECTOR STOCK OPTION PLAN

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected the firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to serve as independent accountants of the Company for 2000. PricewaterhouseCoopers has served as independent accountants of the Company since July 9, 1997. One or more representatives of PricewaterhouseCoopers will be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The minutes of the annual meeting of stockholders held on May 6, 1999, and the minutes of the special meeting of stockholders held November 23, 1999, will be presented to the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes. The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     No stockholder proposals were received for inclusion in this Proxy Statement. If a stockholder wishes to present a proposal to be included in the proxy statement for the next annual meeting of stockholders, such proposal must be submitted in writing in accordance with the following requirements and procedures.

     Nominations for the Board of Directors. The Company expects to hold its 2001 annual meeting of stockholders in May of 2001, although the Company retains the right to change this date, as it may determine. The By-laws provide, subject to certain exceptions, that written notice of proposed stockholder nominations for the election of directors at the 2001 annual meeting of stockholders must be received by the Secretary of the Company on or before February 5, 2001. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must satisfy the requirements of the Securities and Exchange Commission and the By-laws. Stockholders wishing to nominate persons should contact the Company's Secretary at 2840 Mt. Wilkinson Parkway, Atlanta, Georgia 30339.

     Proposals. Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 2001 annual meeting of stockholders must satisfy the requirements of the Securities and Exchange Commission and the By-laws and, subject to certain exceptions, the proposal must be received by the Secretary of the Company on or before February 5, 2001, for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

                                 ANNUAL REPORTS

     The Company's annual report to stockholders for the year ended December 31, 1999, which includes the Company's Annual Report on Form 10-K, accompanies this Proxy Statement. The Company's Annual Report on Form 10-K includes audited financial statements and a financial statement schedule, as filed with the Securities and Exchange Commission, except various exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of those materials should be mailed to:

                                          PER-SE TECHNOLOGIES, INC.
                                          2840 Mt. Wilkinson Parkway
                                          Atlanta, Georgia 30339
                                          Attention: Joanne L. Voorhees
                                          Vice President -- Corporate
                                          Communications

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. Also, the Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in soliciting proxies. The Company will pay an estimated fee of $6,000, plus out-of-pocket expenses, to CIC. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                          RANDOLPH L. M. HUTTO
                                          Executive Vice President,
                                          General Counsel and Secretary

April 10, 2000

PROXY                      PER-SE TECHNOLOGIES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2000

 The undersigned hereby appoints ALLEN W. RITCHIE and WAYNE A. TANNER, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Per-Se Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 4, 2000, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

DIRECTORS

1.   Directors recommend a vote for election of the following seven (7) nominees:
     01 -- Roderick M. Hills                                       [ ] FOR ALL NOMINEES
     02 -- David R. Holbrooke, M.D.
     03 -- David E. McDowell                                       [ ] WITHHOLD ALL NOMINEES
     04 -- Kevin E. Moley
     05 -- John C. Pope                                            [ ] WITHHOLD AUTHORITY TO VOTE
     06 -- Allen W. Ritchie                                        FOR AN INDIVIDUAL NOMINEE. WRITE
     07 -- C. Christopher Trower                                   NUMBER(S) OF NOMINEE(S) BELOW:
                                                                   ------------------------------------
                                                                            Use Number(s) Only

                (Continued, and to be signed, on the other side)

                          (Continued from other side)
PROPOSALS          Directors recommend a vote for each proposal

2. To approve an increase of 3,000,000 shares in the number of shares of the Company's common stock reserved for issuance under the Company's Second Amended and Restated Stock Option Plan.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN
3. To approve an increase of 250,000 shares in the number of shares of the Company's common stock reserved for issuance under the Company's Non-Employee Director Stock Option Plan.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                                                  Date: _________________, 2000

                                                  ______________________________

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  For more than one owner as
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer; if a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 4, 2000. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.